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                FIRST AMENDMENT TO THE PARTICIPATION AGREEMENT

   Genworth Life and Annuity Insurance Company (the "Company") has entered into a Participation Agreement dated January 1, 2006 (the "Agreement"), with FAM Variable Series Funds, Inc. (the "Fund") and FAM Distributors, Inc. (the "Distributor") regarding the purchase of shares in one or more of the Portfolios on behalf of segregated accounts to fund certain variable life insurance policies and/or variable annuity contracts funded or to be funded through one or more of the accounts.

   The parties to the Agreement hereby agree that effective as of       , 2008,
the Agreement is amended as follows:

1. Fund

   References to "FAM Variable Series Funds, Inc." are hereby changed to "BlackRock Variable Series Funds, Inc.," and "Fund" shall mean "BlackRock Variable Series Funds, Inc."

2. Underwriter

   BlackRock Distributors, Inc., a broker-dealer registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and a member in good standing of the Financial Industry Regulatory Authority, Inc., will act as principal underwriter of the shares of the Fund under the Agreement. References to "FAM Distributors, Inc." or "Distributor" shall mean "BlackRock Distributors, Inc." Effective September 29, 2006 (the "Effective Date"), BlackRock Distributors, Inc. assumed all of FAM Distributors' rights, duties and obligations arising under the Agreement as of the Effective Date. Company hereby expressly and absolutely releases FAM Distributors from all of its respective duties and obligations arising under the Agreement on or after the Effective Date.

3. In Article XI of the Agreement, the information for the Fund and Distributor is hereby deleted and replace with the following:

If to BlackRock Distributors, Inc.:

BlackRock Distributors, Inc.
760 Moore Road
King of Prussia, PA 19406
Attention: President

With a copy to:

Jodi Jamison
Chief Legal Officer
BlackRock Distributors, Inc.
301 Bellevue Parkway
Wilmington, DE 19809

If to BlackRock Variable Series Funds, Inc.:

Robert Connolly
General Counsel
BlackRock Variable Series Funds, Inc.
40 East 52/nd/ Street
New York, NY 10022

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4. Section 12.12 of the Participation Agreement is deleted and replaced with the following:

   "12.12. This Agreement represents the entire agreement between the parties and supersedes any prior Fund Participation Agreements entered into by the parties hereto as well as any Fund Participation Agreements entered into between the Fund, the Distributor and GE Life and Annuity Assurance Company (or their respective predecessors) with respect to Shares."

5. Schedule 3 is deleted and replace with the following:

                                  Schedule 3

              Portfolios of BlackRock Variable Series Funds, Inc.
      Offered to Accounts of Genworth Life and Annuity Insurance Company

BlackRock Basic Value V.I. Fund (formerly Mercury Basic Value V.I. Fund) BlackRock Global Allocation V.I. Fund (formerly Mercury Global Allocation V.I.
Fund)
BlackRock Large Cap Growth V.I. Fund (formerly Mercury Large Cap Growth V.I.
Fund)
BlackRock Value Opportunities V.I. Fund (formerly Mercury Value Opportunities V.I. Fund)

5. To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby. Capitalized terms not defined in this Amendment shall have the same meaning as those used in the Agreement.

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   IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below as of the day and year first above written.

Genworth Life and Annuity Insurance
Company                                 BlackRock Variable Series Funds, Inc.
-----------------------------------     -------------------------------------

Signature:           ________________   Signature:           ________________

Name:                ________________   Name:                ________________

Title:               ________________   Title:               ________________

BlackRock Distributors, Inc.            FAM Variable Series Funds, Inc.

Signature:           ________________   Signature:           ________________

Name:                ________________   Name:                ________________

Title:               ________________   Title:               ________________

FAM Distributors, Inc.

Signature:           ________________

Name:                ________________

Title:               ________________

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